UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 8, 2025

NRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600
Wilmington, Delaware 19801
(Address of principal executive offices) (Zip Code)

(484) 254-6134
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 8, 2025, NRx Pharmaceuticals (NASDAQ: NRXP, or the “Company”), principally through its subsidiary HOPE Therapeutics, Inc., a Delaware corporation, completed its previously announced acquisition of Dura Medical, LLC, a Florida limited liability company (“Dura Medical”). The acquisition of Dura Medical was effectuated pursuant to the terms and conditions of the Membership Interest Purchase and Contribution Agreement (the “Dura Purchase Agreement”), dated March 29, 2025. by and among the Company’s subsidiaries named therein, Dura Medical, LLC, and Stephen Durand, CRNA, APRN. The closing follows the Company’s receipt of final regulatory clearance from Florida’s Agency for Health Care Administration.

As set forth in and pursuant to the terms of the Dura Purchase Agreement, the Company purchased all of the outstanding membership interests in Dura Medical for a combination of cash, membership interests in HTX Management Company LLC (which are convertible into shares of Hope Therapeutics on a one-for-one basis at the discretion of the holder), contingent earn-out payments based on future performance metrics, and post-closing adjustments. The Dura Purchase Agreement also includes customary representations and warranties, indemnification provisions, and restrictive covenants including non-competition and non-solicitation clauses.

The acquisition integrates Dura Medical's interventional psychiatry clinics with current locations in both Naples, FL and Ft. Meyers, FL into HOPE Therapeutics, which anticipates building a network of first-in-class clinics nationwide. The Dura Purchase Agreement was approved by the respective Boards of Directors (of the Company and its subsidiaries) and Board of Managers of Dura Medical.

The foregoing description of the Dura Purchase Agreement and acquisition of Dura Medical does not purport to be complete and is qualified in its entirety by reference to the Dura Purchase Agreement, which was filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended March 31, 2025 and is incorporated by reference into this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On September 8, 2025, the Company issued a press release that its subsidiary HOPE Therapeutics Inc. has completed the acquisition of Dura Medical. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in the Press Release furnished as Exhibit 99.1 to this current report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the Press Release furnished as Exhibit 99.1 to this current report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 8, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: September 12, 2025	By:	/s/ Jonathan Javitt
	Name:	Jonathan Javitt
	Title:	Interim Chief Executive Officer